150303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
Barbara K. Cegavske	20150020932-24
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 01/16/2015 10:05 AM
	Entity Number E0640482010-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

AMPLITECH GROUP, INC.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series A Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The number of shares of preferred stock designated as Series A Convertible Preferred Stock shall be 401,000 shares, each share with a par value of $0.001 per share.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X Louisa M. Sarpatelle

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

JOINT WRITTEN CONSENT AND ACTION
OF THE
BOARD OF DIRECTORS
AND
THE HOLDER OF THE
SERIES A CONVERTIBLE PREFERRED STOCK
OF
AMPLITECH GROUP, INC.

The undersigned, constituting (i) the sole member of the board of directors (the "Board") and (ii) the holder of all the issued and outstanding shares of Series A Convertible Preferred Stock of AmpliTech Group, Inc., a Nevada corporation (the "Corporation"), in accordance with the applicable provisions of the Nevada Revised Statutes, hereby take the following actions without the formality of convening a meeting:

WHEREAS, the Certificate of Designation of the Series A Convertible Preferred Stock ("Series A Stock") of the Corporation provides that any shares of Series A Stock which are reacquired by the Corporation shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designed as Series A Stock; and

WHEREAS, since the undersigned holder of Series A Stock returned 139,000 shares of Series A Stock to the Corporation, there are currently only 1,000 shares of Series A Stock authorized and issued; and

WHEREAS, the undersigned was granted an option to purchase 400,000 shares of Series A Stock, the Corporation does not have sufficient shares of Series A Stock to issue in the event the holder of the option exercises his option; and

WHEREAS, the Board and the undersigned holder of 1,000 shares of Series A Stock have approved the Amendment to the Certificate of Designation in the form of Exhibit A annexed hereto; and

WHEREAS, the Board and the holder of the Series A Stock deem it advisable and in the best interests of the Corporation and its stockholders that the Certificate of Designation filed with the Secretary of State of the State of Nevada on August 9, 2013 as a Certificate of Correction (the "Certificate of Designation") be amended to provide that the Corporation have the authorization to issue 401,000 shares of Series A Stock.

NOW, THEREFORE, BE IT

RESOLVED, that the Certificate of Designation of the Series A Stock be amended as follows:

The reference to "140,000" in the first sentence of Section 2 of the Certificate of Designation shall be changed to "401,000."

RESOLVED that the execution and filing by the Corporation of the Amendment to the Certificate of Designation, in the form of Exhibit A annexed hereto, is hereby authorized and approved; and be it further

RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed to take all such further action to prepare, execute and deliver, or approve or authorize, as the case may be, the preparation, execution and delivery of, the Amendment to the Certificate of Designation and all such further agreements, instruments and documents, in the name of and on behalf of the Corporation and under its seal or otherwise, and to pay all expenses, fees and taxes as in their judgment shall be necessary, proper or advisable in order to fully carry out the intent and accomplish the purposes of the foregoing resolution; and be it further

RESOLVED, that any and all actions heretofore or hereafter taken by the officers or the directors of the Corporation within the terms of any of the foregoing resolutions are hereby ratified and confirmed as the act and deed of the Corporation; and be it further

RESOLVED, that each of the officers of the Corporation are hereby authorized and directed to execute and deliver any and all documents and to take such other action as such person deems necessary, advisable, or appropriate to carry out the purposes and intent, but within the limitations, of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have executed this consent as of the date set forth below.

Date: January 14, 2015

Fawad Maqbool, holder of 1,000 shares of Series A Stock, representing 100% of the outstanding Series A Stock

Fawad Maqbool, sole director